Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108710, 333-76844) and Form S-8 (No. 333-105579, 333-105578, 333-90402, 333-74838, 333-60408, 333-59272, 333-79241, 333-28481, 333-28527, 033-99540, 033-50678, 033-46165) of MedImmune, Inc. of our reports dated February 13, 2004, except for Note 10 to the consolidated financial statements, as to which the date is February 25, 2004, relating to the consolidated financial statements and financial statements schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
March 9, 2004
McLean, Virginia